Exhibit 4.1

Execution Copy

Saks Incorporated,

as Issuer,

The Subsidiary Guarantors named herein,

as Guarantors,

and

The Bank of New York Trust Company, N.A.,

as Trustee

INDENTURE

Dated as of March 23, 2004

2.00% Convertible Senior Notes due March 15, 2024

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	11.10
(a)(2)	11.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	11.3; 11.8; 11.10
(c)	N.A.
311(a)	11.11
(b)	11.11
(c)	N.A.
312(a)	2.5
(b)	15.3
(c)	15.3
313(a)	11.6
(b)(1)	N.A.
(b)(2)	11.6
(c)	3.7; 11.6; 15.2
(d)	11.6
314(a)	3.7; 3.8
(b)	N.A.
(c)(1)	15.4
(c)(2)	15.4
(c)(3)	15.4
(d)	N.A.
(e)	15.5
(f)	N.A.
315(a)	11.1(b), 11.1(g)
(b)	11.5; 15.2
(c)	11.1(a)
(d)	11.1(c)
(e)	10.9
316(a)(last sentence)	2.9; 15.6
(a)(1)(A)	10.7
(a)(1)(B)	10.7
(a)(2)	N.A.
(b)	10.4
(c)	14.7
317(a)(1)	10.2
(a)(2)	10.2
(b)	2.4
318(a)	11.1(g), 15.1

N.A. means not applicable

Note: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

i

v

SECTION 15.7.	Rules by Trustee, Paying Agent and Registrar	87

SECTION 15.8.	Governing Law	87

SECTION 15.9.	No Recourse Against Others	87

SECTION 15.10.	Successors	88

SECTION 15.11.	Multiple Originals	88

SECTION 15.12.	Variable Provisions	88

SECTION 15.13.	Qualification of Indenture	88

EXHIBITS

EXHIBIT A	Form of Note

EXHIBIT B	Form of Transfer Certificate for Transfer of Restricted Stock

EXHIBIT C	Form of Note Guarantee

INDENTURE, dated as of March 23, 2004, among Saks Incorporated, a corporation incorporated under the laws of the State of Tennessee (the “Company”) as issuer, the Subsidiary Guarantors named herein (the “Guarantors”), as guarantors and The Bank of New York Trust Company, N.A. (the “Trustee”) as trustee.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $230,000,000 principal amount of the Company’s 2.00% Convertible Senior Notes due March 15, 2024, convertible into common stock, par value $0.10 per share (the “Common Stock”), of the Company (the “Notes”).

The Guarantors have duly authorized their senior guarantee of the Notes and to provide therefor, the Guarantors have duly authorized the execution and delivery of this Indenture and their Note Guarantees (as hereinafter defined) under the terms set forth herein.

All things necessary have been done to make the Notes and the Note Guarantees, when executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid obligations of the Company and the Guarantors and to make this Indenture a valid agreement of each of the Company, the Guarantors and the Trustee in accordance with the terms hereof.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.

“9.7(g) Current Market Price” means the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days beginning on the Trading Day next succeeding the date of the repurchase triggering the adjustment in Section 9.7(g).

“Accounts Receivable Subsidiary” means any present or future Subsidiary (including any credit card bank) of the Company which is organized for the purpose of and is only engaged in (i) originating, purchasing, acquiring, financing, selling, servicing or collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the Company and its Subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein and (iv) other activities incident thereto.

“actual knowledge” has the meaning set forth in Section 11.2(g).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.1(g)(ii).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the imputed rate of interest of such transaction determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessment, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Authenticating Agent” has the meaning set forth in Section 2.2.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, “concordat” or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 of the Exchange Act.

“Board of Directors” means the board of directors of the Company or the board of directors, managers or other governing body of any Guarantor, as the case may be, or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by its respective Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares (including ordinary shares or “American Depositary Shares”), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Amount Per Note” has the meaning set forth in Section 9.17(b).

“Cash Settlement Averaging Period” has the meaning set forth in Section 9.17(a).

A “Change in Control” shall be deemed to have occurred at such time after the original issuance of the Notes that any of the following occurs:

(a) any Person, including any syndicate or group deemed to be a “person” under Section 13(d) of the Exchange Act, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person, syndicate or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Company’s Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans;

(b) the Company consummates any share exchange, consolidation or merger pursuant to which the Common Stock will be converted into cash, securities, or other property, or the Company conveys, sells, transfers or leases in one transaction or a series of transactions all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to a Person other than the Company or one or more of its Subsidiaries, other than any transaction pursuant to which the holders of the Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction.

Notwithstanding the foregoing provisions, a Change in Control shall not be deemed to have occurred if either: (i) the Closing Sale Price of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock under clause (a) of this definition, or the period of ten consecutive Trading Days ending immediately before the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to a merger, consolidation, asset sale or otherwise under clause (b) of this definition, equals or exceeds 105% of the Conversion Price in effect on each of those five or ten Trading Days, as the case may be; or (ii) all of the consideration paid for the Common Stock

(excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Change in Control under clause (a) and/or clause (b) of this definition consists of shares of Capital Stock traded on the New York Stock Exchange, quoted on the Nasdaq National Market or its successor or traded on another national securities exchange (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into shares of such Capital Stock.

“Closing Sale Price” of the Common Stock on any date means the closing sale price (determined without reference to after-hours or extended market trading) per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, then on the principal U.S. national or regional securities exchange or market on which the Common Stock is then listed or quoted, or if the Common Stock is not listed for trading on a U.S. national or regional securities exchange or market, the Closing Sale Price shall be the price as reported on the principal other market on which the Common Stock is then traded. In the absence of such quotations, the Board of Directors of the Company shall make a good faith determination of the Closing Sale Price.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning stated in the first recital of this Indenture.

“Company” means Saks Incorporated, a corporation incorporated under the laws of Tennessee, and, subject to Article IV, its successors and assigns.

“Company Notice” has the meaning set forth in Section 8.1.

“Company Notice Date” has the meaning set forth in Section 8.1.

“Company Order” has the meaning set forth in Section 2.2.

“Consolidated Net Tangible Assets” means the total amount of assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) that under GAAP are included on a balance sheet of the Company and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, favorable lease rights, unamortized debt discount and expense and other like intangibles (other than leasehold costs and investments in so-called safe harbor leases), which in each such case would be so included on such balance sheet, net of accumulated amortization.

“Conversion Agent” means the office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Date” has the meaning set forth in Section 9.3.

“Conversion Obligation” has the meaning set forth in Section 9.17.

“Conversion Price” means $1,000 divided by the Conversion Rate.

“Conversion Rate” has the meaning set forth in Section 9.1.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the Amended and Restated Credit Agreement dated as of November 26, 2003, by and among the Company, Fleet Retail Group, Inc., as Agent, and other financial institutions, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes related notes, guarantees and other agreements executed in connection therewith.

“Current Market Price” means (i) the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on or at the Time of Determination.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.12.

“Definitive Notes” means the Notes that are in registered definitive form.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

“Distributed Assets” has the meaning set forth in Section 9.7(c).

“Equity Interests” means any Capital Stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or equity investment of whatever nature.

“Event of Default” means any event or condition specified as such in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempted Debt” has the meaning set forth in Section 3.16.

“ex-date” or “ex-dividend date” has the meaning set forth in Section 9.1(g).

“Expiration Time” has the meaning set forth in Section 9.7(f).

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting reasonably and in good faith.

“Fitch” means Fitch, Inc. (or its successors).

“Foreign Subsidiary” means a subsidiary of the Company not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof.

“Fundamental Change “ means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Repurchase Date” has the meaning set forth in Section 6.1.

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 6.3.

“Fundamental Change Repurchase Price” has the meaning set forth in Section 6.1.

“Funded Debt” means Indebtedness which matures more than one year from the date of the computation thereof, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date; provided, however, that Funded Debt shall not include (i) obligations created pursuant to leases, or (ii) any Indebtedness for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity date thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

“Global Notes” means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a Depositary.

“Guarantee” or “Note Guarantee” means the guarantee, substantially in the form of Exhibit C hereto, by each of the Guarantors of the Notes and the Company’s obligations under this Indenture.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person’s financial condition or to cause any other Person to achieve certain levels of operating results.

“Guarantor” means (i) each of the Company’s Subsidiaries that are guarantors or obligors in respect of the Credit Facility on the Issue Date and (ii) each other Subsidiary of the Company that is required to execute a supplemental indenture and become a Guarantor subsequent to the Issue Date pursuant to Section 3.15.

“Holder” means, in the case of any Note, the Person in whose name such Note is registered in the Note Register kept by the Registrar for that purpose in accordance with the terms hereof.

“IAI” means institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

“Indebtedness” of any Person means indebtedness for borrowed money and indebtedness under purchase money Liens or conditional sales or similar title retention agreements, in each case where such indebtedness has been created, incurred, or assumed by such Person to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, guarantees by such Person of such indebtedness, and indebtedness for borrowed money secured by any Lien, pledge or other lien or encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time, including, for all purposes of this instrument and any supplemental indenture or amendment hereto, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture or amendment, respectively.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when due and payable, whether at maturity, upon repurchase or redemption, by acceleration or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Notes or the Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 11.7 hereof) and the Holders of the Notes under this Indenture, the Notes and the Guarantees, according to the terms thereof.

“Initial Public Offering” means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.

“Initial Purchasers” means the initial purchasers of the Notes.

“Interest Payment Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Issue Date” means the original issue date of any Notes hereunder.

“Lien” means any security interest, pledge, lien or other encumbrance.

“Liquidated Damages” has the meaning set forth in Section 3.6. For all purposes under this Indenture, the term “interest” shall include Liquidated Damages, if any, with respect to the Notes.

“Liquidated Damages Notice” has the meaning set forth in Section 3.6.

“Market Capitalization” means the product of (i) 9.7(g) Current Market Price multiplied by (ii) number of Common Stocks outstanding on the date of the repurchase triggering the adjustment set forth under Section 9.7(g).

“Moody’s” means Moody’s Investors Service, Inc. (or its successors).

“non-electing share” has the meaning set forth in Section 9.13.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s).

“Note Register” has the meaning set forth in Section 2.3.

“Notes Custodian” means the Trustee or any Person appointed by the Trustee to act as custodian of Global Notes for the Depositary.

“Notes Custodian” means the custodian with respect to the Global Note (as appointed by the Depositary or any successor Person thereto) and shall initially be the Trustee.

“Officer” means, with respect to the Company or any Guarantor, the Chairman of the Board, an Executive Vice President, a Senior Vice President, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

“Officers’ Certificate” means a certificate signed by any Officer of the Company or any Guarantor, as applicable. Each such certificate shall include the statements provided for in Section 15.5, if and to the extent required by the provisions of Section 15.4.

“Operating Assets” means all merchandise, inventories, furniture and equipment (including all transportation and warehousing equipment, store racks and showcases but excluding office equipment and data processing equipment) owned by the Company or a Subsidiary.

“Operating Property” means all real property and improvements thereon owned by the Company or a Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided, however, that such term shall not include any store, warehouse, service center or distribution center which the Company’s Board of Directors declares by resolution not to be of material importance to the business of the Company and its Subsidiaries. Operating Property is treated as having been “acquired” on the day the Operating Property is placed in operation by the Company or any of its Subsidiaries after the latest of (a) its acquisition from a third party, including any of the Company’s Subsidiaries, (b) completion of its original construction or (c) completion of its substantial reconstruction, renovation, remodeling, expansion or improvement (whether or not constituting an Operating Property prior to such reconstruction, renovation, remodeling, expansion or improvement).

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 15.5, if and to the extent required by the provisions of Section 15.4.

“Outstanding Notes” has the meaning set forth in Section 2.9.

“Paying Agent” means the office or agency designated by the Company where Notes may be presented for payment, initially the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Value Conversion” has the meaning set forth in Section 9.1(c).

“protected purchaser” has the meaning set forth in Section 2.8.

“Purchased Shares” has the meaning set forth in Section 9.7(f)(i).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Redemption Date” means the date fixed for redemption of the Notes.

“Redemption Price” has the meaning set forth in paragraph 6 of the Notes.

“Registrar” means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially the Trustee.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the date of this Indenture among the Company, the Guarntors and the Initial Purchasers.

“Regular Record Date” has the meaning set forth in the form of Note attached hereto as Exhibit A.

“Repurchase Date” has the meaning set forth in Section 7.1(a).

“Repurchase Notice” has the meaning set forth in Section 7.1(a)(1).

“Repurchase Premium” has the meaning set forth in Section 9.7(g).

“Repurchase Price” has the meaning provided in paragraph 8 of the Notes.

“Resale Restriction Termination Date” has the meaning set forth on Section 2.6(a).

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters and who is located at the Corporate Trust Office and who shall have the direct responsibility for the administration of this Indenture.

“Restricted Note Legend” means the legend set forth in Section 2.1(d).

“Restricted Stock Legend” means the legend required by Section 2.1(e).

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Funded Debt” means all Funded Debt of the Company or any Person (except Funded Debt, the payment of which is subordinated to the payment of the Notes).

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Special Interest Payment Date” has the meaning set forth in Section 2.12(a).

“Special Record Date” has the meaning set forth in Section 2.12(a).

“Spin-Off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Company.

“Spin-Off Market Price” (a) per share of Common Stock means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the Closing Sale Prices of the Common Stock for the ten Trading Days after the effective date of such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the Closing Sale Price of the Common Stock on the Trading Day on which the initial public offering price of securities being distributed in the Initial Public Offering is determined and (b) per Equity Interest of a Subsidiary or other business unit of the Company means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the closing sale prices of such Equity Interest to be distributed with respect to one share of Common Stock for the ten Trading Days after the “ex date” with respect to such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the initial public offering price in the Initial Public Offering of such Equity Interest to be distributed with respect to one share of Common Stock.

“Standard & Poor’s” means Standard & Poor’s Rating Services (or its successors).

“Stated Maturity,” when used with respect to the Notes, means March 15, 2024.

“Subsidiary” means any corporation or other business entity of which at least a majority of the outstanding stock or membership or other interest, as the case may be, having voting power under ordinary circumstances to elect a majority of the board of directors, managers or other governing body of such corporation or business entity or otherwise direct the business and affairs of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries; provided, that, unless otherwise expressly stated, Subsidiary shall not include any Accounts Receivable Subsidiary or any Foreign Subsidiary.

“Successor Corporation” shall have the meaning assigned thereto in clause (i) of Section 4.1(a).

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other Common Stock into which the Notes are then convertible) is neither traded on the New York Stock Exchange or another United States national securities exchange or quoted on The Nasdaq Stock Market or another established automated over-the-counter trading market in the United States.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect from time to time.

“Time of Determination” means (i) with respect to 9.1(g), 9.7(a) or (b), the time and date of the determination of stockholders entitled to receive rights, warrants or options or a distribution (or, if such date is not a Trading Day, then on the last Trading Day prior to such date) or (ii) with respect to Section 9.7(c) or 9.7(d), the day before the “ex-dividend” Trading Day for a distribution specified in Section 9.7(c) or 9.7(d) (or, if such date is not a Trading Day, then on the last Trading Day prior to such date).

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, then on another national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on The Nasdaq National Market tier of The Nasdaq Stock Market or, if the Common Stock is not quoted on a national or regional securities exchange or on the Nasdaq National Market, on the principal other market on which the Common Stock is then traded or quoted.

“Trading Price,” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations per Note obtained by the Trustee, at any time the Company instructs the Trustee to determine the Trading Price, for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchasers, provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will equal (a) the applicable Conversion Rate of the Notes multiplied by (b) the Closing Sale Price of the Common Stock on such determination date.

“Transfer Restricted Notes” has the meaning set forth in Section 2.1(d).

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article XI, shall also include any successor trustee.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time in the State of New York.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers, trustees or other governing body of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

SECTION 1.2. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural and words in the plural include the singular;

(5) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(7) the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;

(8) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(9) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(10) the words “include,” “included” and “including” as used herein shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(11) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder; and

(12) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

ARTICLE II

THE NOTES

SECTION 2.1. Form, Dating and Terms.

(a) The maximum aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $230,000,000. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.8 or 14.8.

The Notes shall be known and designated as 2.00% Convertible Senior Notes due March 15, 2024. Pursuant to the provisions of Article IX, the Notes shall be convertible into Common Stock.

Each Note shall bear the applicable legends, if any, set forth in Section 2.1(d) and transfers of the Notes shall be made only in accordance with the restrictions described in the applicable legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company, the Guarantors and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3. Payments in respect of a Definitive Note (including principal, interest and Liquidated Damages, if any) shall be made in U.S. dollars at the office of the Trustee. At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address as shall appear on the Note Register or with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

(b) Notes offered and sold to QIBs in reliance on Rule 144A and resold to IAIs in the United States of America shall be issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided.

(c) The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

(d) Every Note that bears or is required under this Section 2.1(d) to bear the legend set forth in this Section 2.1(d) (the “Transfer Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.1(d) (including those set forth in the legend set forth below), and the Holder of each such Transfer Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.1(d) and 2.1(e), the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Note. The Registrar shall not register any transfer of a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

Subject to the last paragraph of this Section 2.1(d) and Section 2.15 with respect to Common Stock, until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any Note (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.1(e), if applicable), shall bear a legend in substantially the following form:

“THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘SECURITIES ACT’), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

“THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note to the Registrar for exchange in accordance with the provisions of this Section 2.1, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend required by this Section 2.1(d).

(e) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note that bears or is required under this Section 2.1(e) to bear the legend set forth in this Section 2.1(e) shall be subject to the restrictions on transfer set forth in this Section 2.1(e) (including those set forth in the legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.15. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing

Common Stock issued upon conversion of a Transfer Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

“THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (X) (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

“THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION

THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.”

Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.1 and Section 2.15, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this Section 2.1(e).

(f) Each Global Note, whether or not a Transfer Restricted Note, shall bear the following legend:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g) The following book-entry provisions shall apply only to Global Notes deposited with the Notes Custodian:

(i) Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (y) be delivered to the Notes Custodian and (z) bear legends as set forth in Section 2.1(d).

(ii) Except as provided herein, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Beneficial Owner of an interest in any Global Note.

(iii) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(h) to Beneficial Owners who are required to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(v) In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.1(h), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(vi) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

(h) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, Beneficial Owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company, in its sole discretion, executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

In the event that the Definitive Notes are not issued to each such Beneficial Owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Notes, the Company and each Guarantor expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 10.4 or 10.6 hereof, the right of any Beneficial Owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such Beneficial Owner’s Notes as if such Definitive Notes had been issued.

(i) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(g)(iv) or (v) shall, except as otherwise provided by Section 2.6, bear the Restricted Note Legend applicable to the Definitive Note set forth in Section 2.1(d).

(j) In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

SECTION 2.2. Execution and Authentication. An Officer shall sign the Notes for the Company, and Note Guarantee for the Guarantors, by manual or facsimile signature. If an Officer whose signature is on a Note or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. Each Note shall have an executed Note Guarantee from each of the Guarantors endorsed thereon.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon the written direction or order of the Company, authenticate and make available for delivery Notes for original issue in an aggregate principal amount of up to $230,000,000 upon a written order of the Company signed by an Officer of the Company (the “Company Order”). Such Company Order shall specify the amount of the Notes to be authenticated.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

SECTION 2.3. Registrar, Conversion Agent and Paying Agent. The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional conversions agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

SECTION 2.4. Paying Agent To Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m. (New York City time) on each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) sufficient to make such payments when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, interest on, and other payments in respect of the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.6. Transfer and Exchange.

(a) The following provisions shall apply with respect to any proposed transfer of a Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”):

(i) a transfer of a Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Note that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) a transfer of a Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

(b) Upon the transfer, exchange or replacement of Notes not bearing a Restricted Note Legend, the Registrar shall deliver Notes that do not bear a Restricted Note Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Note Legend, the Registrar shall deliver only Notes that bear such Restricted Note Legend unless (i) a Note is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(c) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 until the Notes have matured and been paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d) The following obligations with respect to transfers and exchanges of Notes shall apply:

(i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute (with executed Note Guarantees from each of the Guarantors endorsed thereon) and the Trustee shall upon receipt of a Company Order, authenticate Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 6.4, 7.1 or 9.5).

(iii) The Registrar shall not be required to register the transfer of or exchange of any Note (A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so redeemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

(iv) Except as provided herein, prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest (including Liquidated Damages, if any) on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture and the Note Guarantees as the Notes surrendered upon such transfer or exchange.

SECTION 2.7. Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors.

[Date]

Saks Incorporated

c/o The Bank of New York Trust Company, N.A.

505 North 20th Street

Suite 950

Birmingham, Alabama 35203

Attention: Corporate Trust Office

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $                     principal amount of the 2.00% Convertible Senior Notes due March 15, 2024 (the “Notes”) of Saks Incorporated (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of the complete loss of our or its investment.

2. We understand that neither the Notes nor the Note Guarantees have been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a Person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or (e) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (c), (d) or (e) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY:

SECTION 2.8. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to compliance with the provisions of the next sentence of this Section 2.8, the Company shall issue (with executed Note Guarantees from each of the Guarantors endorsed thereon) and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company, the Guarantors and the Trustee to protect the Company, the Guarantors, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note (and the accompanying Note Guarantees) is replaced, then, in the absence of notice to the Company, the Guarantors, the Trustee, Paying Agent, Conversion Agent or Registrar, that such Note has been acquired by a protected purchaser, the Company shall execute (with executed Note Guarantees from each of the Guarantors endorsed thereon) and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Note and new Note Guarantee under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys’ fees and expenses and the fees and expenses of the Trustee) in connection therewith.

Every new Note and new Note Guarantee issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, the Guarantors and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note or Note Guarantee shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes or Note Guarantees duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.9. Outstanding Notes. Notes outstanding at any time (“Outstanding Notes”) are all Notes authenticated by the Trustee except for:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation:

(b) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company or the Guarantors (if the Company or any of the Guarantors shall act as a Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Notes which have been paid pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

(d) Notes converted into Common Stock pursuant to Article IX;

provided, however that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given, made or taken any request, demand, authorization, direction, notice, consent or waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Notes, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding Notes if the pledgee is not the Company or any Affiliate of the Company, and the Trustee shall be protected in relying upon an Officers’ Certificate to such effect.

SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare (with executed Note Guarantees from each of the Guarantors endorsed thereon) and, upon receipt of a Company Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare (with executed Note Guarantees from each of the Guarantors endorsed thereon) and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute (with executed Note Guarantees from each of the Guarantors endorsed thereon), and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment, redemption, purchase, conversion or cancellation. All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, paid, redeemed, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, paid, redeemed, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

SECTION 2.12. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company or any of the Guarantors, at their election in each case, as provided in clause (a) or (b) below:

(a) The Company or any of the Guarantors may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company or such Guarantor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and the Company or such Guarantor shall make arrangements reasonably satisfactory to the Trustee to deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company or such Guarantor of such Special Record Date, and in the name and at the expense of the Company or such Guarantor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 15.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company or any Guarantor may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or such Guarantor to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.

SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.14. CUSIP Numbers. The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.15. Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Notes.

(a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.1(e).

(b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act and that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

SECTION 2.16. Calculations in Respect of the Notes. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Trading Prices of the Notes and the Closing Sale Price of the Common Stock, any accrued interest and Liquidated Damages, if any, payable on the Notes and the Conversion Rate of the Notes. The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Note. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee, subject to Sections 11.1 and 11.2, shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the request of such Holder.

ARTICLE III

COVENANTS

SECTION 3.1. Payment of Notes. The Company shall promptly pay the principal of and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, interest and Liquidated Damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, interest and Liquidated Damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America or any state or local government from principal or interest (including Liquidated Damages, if any) payments hereunder.

SECTION 3.2. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan in the City of New York, as required by Section 2.3, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company or any of the Guarantors in respect of the Notes, the Note Guarantees and this Indenture may be served. The office of the Trustee, at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Office, shall be such office or agency of the Company for payment, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 3.3. Money for Note Payments To Be Held in Trust. If the Company shall at any time act as its Paying Agent, it will, on or before each due date of any payment in respect of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of money in same day funds (or New York Clearing House funds if such deposit is made prior to the date that such deposit is required to be made), sufficient to make such payments when so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of any payment in respect of the Notes, deposit with any Paying Agent a sum of money in same day funds (or New York Clearing House funds if such deposit is made) prior to the date on which such deposit is required to be made, that shall be available to the Trustee by 11:00 a.m. New York City time on such due date, sufficient to pay the amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such payment, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.3, that such Paying Agent will:

(a) hold all money held by it for the making of any payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such money shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee prompt written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes; and

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all money held in trust by the Company or such Paying Agent, such money to be held by the Trustee upon the same trusts as those upon which such money were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amounts due in respect of the Notes and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and each of the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company and each of the Guarantors as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, shall at the expense of the Company or any of the Guarantors cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such payment shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 3.4. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory) licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 3.5. Further Instruments and Acts. Upon request of the Trustee, the Company and each of the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.6. Liquidated Damages Notices. In the event that the Company is required to pay liquidated damages to Holders of Notes pursuant to the Registration Rights Agreement (“Liquidated Damages”), the Company will provide a direction or order in the form of a written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than five Business Days prior to the proposed payment date set for the amount of Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such Payment Date and direct the Trustee to make payment.

SECTION 3.7. SEC Reports. The Company will file with the Commission (so long as the Commission will accept any such filings) and the Trustee the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

SECTION 3.8. Compliance Certificates. The Company and the Guarantors will deliver to the Trustee, within 120 days after the end of each of their fiscal years ending after the date hereof, a written statement signed by the chairman or a chief executive officer, the principal financial officer, principal accounting officer or Treasurer of the Company or such Guarantor (as applicable), stating (i) that a review of the activities of the Company or such Guarantor (as applicable) during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether the Company or such Guarantor (as applicable) has kept, observed, performed and fulfilled its obligations under this Indenture and (ii) that, to the knowledge of each officer signing such certificate, the Company or such Guarantor (as applicable) has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default shall have occurred, describing all such Defaults of which such officers may have knowledge, their status and what action the Company or such Guarantor (as applicable) is taking or proposes to take with respect thereto). When any Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than Indebtedness evidenced by the Notes) in the principal amount of less than $50,000,000), the Company will promptly deliver to the Trustee by registered or certified mail or by telegram, or facsimile transmission followed by hard copy by registered or certified mail an Officer’s Certificate specifying such event, notice or other action no later than five Business Days after the Company becomes aware of such occurrence and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.9. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) under the Securities Act (or any successor provision), the Company and each Guarantor covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Notes or any Common Stock issued upon conversion thereof make available to such Holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and they will take such further action as any Holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements

SECTION 3.10. Stay, Extension and Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company and each Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 3.11. Notice of Default. In the event that any Default that could mature into an Event of Default under Section 10.1(c) hereof shall occur, the Company or any of the Guarantors shall give written notice of such Default to the Trustee no later than five Business Days after the Company becomes aware of the occurrence of such Default.

SECTION 3.12. Note Guarantees. Each of the Guarantors and the Company will, and the Company will cause each of the Guarantors to, ensure at all times that, unless otherwise permitted by this Indenture, each Note Guarantee will remain in full force and effect and shall not be subordinated by written agreement in right of payment to any Indebtedness or other obligations of the Guarantors, unless required by applicable law.

SECTION 3.13. Restrictions on Liens. The Company will not, and will not permit any Subsidiary to issue, assume or guarantee any Indebtedness secured by any Lien upon any Operating Property or Operating Asset of the Company or any Subsidiary, whether such property or assets are now owned or hereafter acquired, without in any such case effectively providing that the Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes) shall be secured at least equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(a) (i) a purchase money Lien on such property (including security for inventory financing in the ordinary course of business and vendors’rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) given simultaneously with or within 180 days after the later of (1) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each a “substantial improvement”) of such property, or (2) the date such property was placed in operation after the acquisition or completion of any such construction or substantial improvement, or (ii) the acquisition of property not theretofore owned by the Company or such Subsidiary subject to an existing Lien securing Indebtedness (whether or not assumed), including in each case, Indebtedness incurred for reimbursement of funds previously expended for any construction or substantial improvement, provided, however, that in each case (x) such Lien is limited to any or all of (1) such acquired or constructed property or substantial improvement (including accretions thereto), (2) the real property on which any construction or substantial improvement occurs, or (3) with respect to distribution centers, any equipment used directly in the operation of, or the business conducted on, the real property on which any construction or substantial improvement occurs, and (y) the total amount of the Indebtedness secured by such Lien, together with all other Indebtedness to Persons other than the Company or a Subsidiary secured by Liens on such property, shall not exceed the lesser of (1) the total cost of such property, including any such construction or substantial improvement, to the Company or a Subsidiary, and (2) the fair market value thereof immediately following the acquisition, construction or substantial improvement thereof by the Company or a Subsidiary as determined by the Company’s Board of Directors or a member of the Company’s senior management in good faith;

(b) a Lien on real property of the Company or a Subsidiary or, with respect to distribution centers, on equipment used directly in the operation of, or the business conducted on, such real property, which Lien is the sole security for Indebtedness and (x) is incurred within three years after the latest of (1) the date of issuance of the Notes under this Indenture, (2) the acquisition of the real property or equipment or (3) the completion of construction or substantial improvement on such real property, (y) is incurred for the purpose of reimbursing the Company or such Subsidiary, as the case may be, for the cost of acquisition and/or the cost of improvement of such real property or equipment and (z) the amount of which does not exceed the lesser of the aggregate cost of such real property, improvements and equipment and the fair market value thereof, as determined by the Company’s Board of Directors or a member of the Company’s senior management in good faith;

(c) (i) Liens on the Operating Property of the Company or any of its Subsidiaries securing (1) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (2) contingent obligations on surety and appeal bonds and (3) other nondelinquent obligations of a like nature, in each case, incurred in the ordinary course of business, (ii) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit account or other funds, provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution, (iii) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, (iv) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings and (v) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics’, materialmen’s, warehousemen’s and carriers’ Liens and Liens of landlords or of mortgages of landlords, on fixtures and Operating Assets located on premises leased in the ordinary course of business;

(d) Liens (i) existing on the date of this Indenture, or (ii) on assets of a Subsidiary existing on the date it became a Subsidiary;

(e) Liens in favor of the Company or a Subsidiary;

(f) Liens securing only the Indebtedness issued under this Indenture; and

(g) Liens to secure Indebtedness incurred to extend, renew, refinance or replace Indebtedness secured by any Liens referred to in the foregoing clauses (a) to (f), provided, however, that the principal amount of the extending, renewal, refinancing or replacement Indebtedness does not exceed the principal amount of Indebtedness so extended, renewed, refinanced or replaced, plus transaction costs and fees, and that any such Lien applies only to any part or all of the same property or assets that were subject to the prior permitted Lien (and, in the case of real property, improvements thereon).

SECTION 3.14. Restrictions on Sale and Leaseback Transactions. Without equally and ratably securing the Notes (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Notes), the Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any Operating Property or Operating Asset that has been or is to be sold or transferred by the Company or such Subsidiary to such Person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”) unless the terms of such sale or transfer have been determined by the Company’s Board of Directors, in the case of any sale or transfer involving proceeds in excess of $25 million, to be fair and arms’-length and (i) within 365 days after the receipt of the proceeds of such sale or transfer, the Company or any Subsidiary applies an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such Operating Property or Operating Asset at the time of such sale or transfer to (A) the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or a Subsidiary, or (B) to the acquisition, construction, development or improvement of Operating Assets or Operating Properties, or (ii) the Company or such Subsidiary would be entitled, at the effective date of such sale or transfer, to incur Indebtedness secured by a Lien on such Operating Property or Operating Assets, in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Notes pursuant to Section 10.11. The foregoing restriction will not apply to (w) any Sale and Leaseback Transaction for a term of not more than three years including renewals, (x) any Sale and Leaseback Transaction with respect to Operating Property (and, with respect to distribution centers, equipment used directly in the operation of, or the business conducted on, such Operating Property) if a binding commitment with respect thereto is entered into within three years after the later of (1) the date of issuance of the Notes under this Indenture or (2) the date such Operating Property was acquired (as the term “acquired” is used in the definition of Operating Property), (y) any Sale and Leaseback Transaction with respect to Operating Assets if a binding commitment with respect thereto is entered into within 180 days after the later of the date such property was acquired and, if applicable, the date such property was first placed in operation, or (z) any Sale and Leaseback Transaction between the Company and a Subsidiary or between Subsidiaries provided that the lessor shall be the Company or a Subsidiary.

SECTION 3.15. Additional Guarantors. The Company will cause each of its Subsidiaries that becomes a guarantor or obligor in respect of the Credit Facilities following the Issue Date to execute and deliver a supplemental indenture pursuant to which it will become a Guarantor under this Indenture.

SECTION 3.16. Exempted Debts. Notwithstanding the restrictions in this Indenture contained in Section 3.13 and Section 3.14, the Company or its Subsidiaries may, in addition to amounts permitted under such restrictions, issue, assume or guarantee Indebtedness secured by Liens, or enter into Sale and Leaseback Transactions, provided, however, that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Liens plus Attributable Debt resulting from such Sale and Leaseback Transactions (collectively, the “Exempted Debt”) does not exceed 17.5% of Consolidated Net Tangible Assets at the time such Lien is granted or at the time such Sale and Leaseback Transaction is entered into.

ARTICLE IV

SUCCESSOR CORPORATION

SECTION 4.1. Merger and Consolidation. The Company may, without the consent of the Holders of the Notes, consolidate with or merge with or into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, provided, however, that in any such case:

(a) the successor corporation (the “Successor Corporation”) shall be the Company or a domestic corporation and such corporation (if other than the Company) shall assume by a supplemental indenture the Company’s obligations under this Indenture and the Notes;

(b) immediately after such transaction, no Event of Default shall have occurred and be continuing; and

(c) if, as a result of any such merger or consolidation, or such conveyance, transfer or lease, an Operating Property or an Operating Asset of the Company or a Subsidiary would become subject to a Lien which would not be permitted under Section 3.13 or Section 3.16, the Notes shall be secured, equally and ratably with (or prior to) all Indebtedness so secured.

Upon compliance with these provisions by a successor corporation, the Company (except in the case of a lease) shall be relieved of its obligations under this Indenture and the Notes.

For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 4.2. Successor Corporation Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 4.1, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Successor Company had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of its assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE V

REDEMPTION OF NOTES

SECTION 5.1. Optional Redemption. On or after March 21, 2011, the Notes may be redeemed for cash, as a whole or from time to time in part, subject to the conditions specified in the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, in an amount equal to the Redemption Price.

SECTION 5.2. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article.

SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not later than the earlier of the date that is 35 days prior to the Redemption Date fixed by the Company and the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.4 and direct the Trustee to redeem the Notes in accordance with the Board Resolution. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 5.4. Selection by Trustee of Notes To Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that Notes selected for partial redemption shall be in denominations of $1,000 and integral multiples thereof.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed and upon the Company’s written approval of such selection, the Trustee shall redeem the selected Notes.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

SECTION 5.5. Notice of Redemption. Notice of redemption shall be given by first class mail not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. At the Company’s written request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 35 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) a Company Order requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items:

(a) the Redemption Date,

(b) the Redemption Price and the amount of accrued interest to but excluding the Redemption Date payable as provided in Section 5.7, if any,

(c) the then existing Conversion Rate,

(d) if less than all outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(e) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(f) that on the Redemption Date, 100% of the principal amount of the Notes to be redeemed (and accrued interest, if any, to but excluding the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest (and Liquidated Damages, if any) on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(g) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest,

(h) the name and address of the Paying Agent and the Conversion Agent,

(i) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(j) the CUSIP number of the Notes to be redeemed, provided that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and any redemption shall not be affected by any defect in such CUSIP numbers,

(k) the paragraph of the Notes pursuant to which the Notes are to be redeemed,

(l) that the Notes called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date,

(m) whether the Company intends to satisfy its obligation by delivering Common Stock, cash or a combination of cash and Common Stock (and in such case, the dollar amount per Note to be satisfied in cash) in the event that Holders elect to convert their Notes in connection with the redemption, and

(n) the Holders who wish to convert Notes must comply with the procedures in Article IX and paragraph 10 of the Notes.

If the Company exercises its right to redeem the Notes, in whole or in part, the Company shall disseminate a press release containing information regarding the redemption, through a public medium that is customary for such press releases or publish the information on its website or through such other public medium as the Company may use at that time.

SECTION 5.6. Deposit of Redemption Price. On or before 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the Redemption Price of the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation or Notes that have been converted.

SECTION 5.7. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, on the Redemption Date, become due and payable at a price equal to the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest (and Liquidated Damages, if any). Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price on the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest (and Liquidated Damages, if any) from the Redemption Date at the rate borne by the Notes.

SECTION 5.8. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

If a Holder converts a portion of its Note prior to receipt of the redemption notice for a Note to be redeemed only in part, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

ARTICLE VI

REPURCHASE UPON A FUNDAMENTAL CHANGE

SECTION 6.1. Repurchase at the Option of the Holder upon a Fundamental Change. If a Fundamental Change shall occur, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Notes not previously called for redemption for cash on the date that is no less than 20 Business Days and no more than 35 Business Days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 8.4) (the “Fundamental Change Repurchase Date”). The Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Notes at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to, but not including, the Fundamental Change Repurchase Date.

SECTION 6.2. Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 8.1, on or before the 30th day after the occurrence of such Fundamental Change. In addition, simultaneous with mailing the Company Notice, the Company will disseminate a press release containing information about the Fundamental Change and the repurchase right arising as a result of the Fundamental Change through a public medium that is customary for such press releases or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

SECTION 6.3. Exercise of Option. For a Note to be so purchased at the option of the Holder, the Trustee must receive such Note duly endorsed for transfer, together with a written notice of repurchase (the “Fundamental Change Repurchase Notice”) in the form attached to the Note, before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, subject to extension to comply with applicable law, as provided in Section 8.4. The Fundamental Change Repurchase Notice shall state:

(a) if the Notes are certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if the Notes are not certificated, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures;

(b) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(c) that such Notes shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in paragraph 9 of the Notes and in this Indenture.

SECTION 6.4. Procedures. The Company shall purchase from a Holder, pursuant to this Article VI, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Article VI shall be consummated by the delivery of the Fundamental Change Repurchase Price to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or delivery of the Notes.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.

On or before 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Repurchase Price of the Notes to be purchased pursuant to this Article VI. Payment by the Paying Agent of the Fundamental Change Repurchase Price for such Notes shall be made promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Repurchase Price of such Notes on the Business Day immediately following the Fundamental Change Repurchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Liquidated Damages, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude the withholding of any tax required by law or regulations.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Repurchase Price and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding.

ARTICLE VII

OPTIONAL REPURCHASE

SECTION 7.1. Repurchase of Notes by the Company at the Option of the Holder.

(a) On each of March 15, 2014 and March 15, 2019 (each, a “Repurchase Date”), Holders shall have the option to require the Company to repurchase any Notes at 100.25% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to but not including such Repurchase Date for the repurchase occurring on March 15, 2014 and at 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to but not including such Repurchase Date for the repurchase occurring on March 15, 2019, in each case subject to the satisfaction by or on behalf of the Holder of the requirements set forth below:

(1) Repurchases of Notes under this Section 7.1 shall be made, at the option of the Holder thereof, upon delivery to the Paying Agent by the Holder of a written notice of repurchase (a “Repurchase Notice”) in the form attached to the Note at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on the last Business Day immediately prior to such Repurchase Date, stating:

(i) if the Notes are certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if the Notes are not certificated, the Repurchase Notice must comply with appropriate Depositary procedures;

(ii) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(iii) that such Notes shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Indenture; and

(2) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 7.1 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Repurchase Price with respect to Notes purchased on a Repurchase Date shall be paid solely in cash.

(b) The Company shall purchase from a Holder, pursuant to the terms of this Section 7.1, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 7.1 shall be consummated by the delivery of the Repurchase Price to be received by the Holder promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the Notes.

(d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 7.1 shall have the right at any time prior to the close of business on the Business Day prior to the Repurchase Date to withdraw such Repurchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.2.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(f) On or before 11:00 a.m. on the Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Repurchase Price of the Notes to be purchased pursuant to this Section 7.1. Payment by the Paying Agent of the Repurchase Price for such Notes shall be made promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Repurchase Price of such Notes on the Business Day immediately following the Repurchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest and Liquidated Damages, if any, on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Repurchase Price upon delivery or transfer of the Notes).

(g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Repurchase Price and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash and/or Common Stock, as the case may be, delivered to the Trustee.

ARTICLE VIII

CONDITIONS AND PROCEDURES FOR REPURCHASES AT OPTION OF HOLDERS

SECTION 8.1. Notice of Repurchase Date or Fundamental Change. The Company shall send notices (each, a “Company Notice”) to the Holders (and to Beneficial Owners as required by applicable law) at their addresses shown in the Note Register not less than 20 Business Days prior to each Repurchase Date, in accordance with Section 7.1 hereof, or on or before the 30th day after the occurrence of a Fundamental Change, in accordance with Section 6.2 hereof, as the case may be (each such date of delivery, a “Company Notice Date”). The Company shall also deliver a copy of such Company Notice to the Trustee and any Paying Agent. Each Company Notice shall include a form of Repurchase Notice or Fundamental Change Repurchase Notice to be completed by a Holder and shall state:

(a) the applicable Repurchase Price or Fundamental Change Repurchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of accrued and unpaid interest and Liquidated Damages, if any, that will be payable with respect to the Notes on the applicable Repurchase Date or Fundamental Change Repurchase Date;

(b) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

(c) the Repurchase Date or Fundamental Change Repurchase Date;

(d) the last date on which a Holder may exercise its purchase right;

(e) the name and address of the Paying Agent and the Conversion Agent;

(f) that Notes must be surrendered to the Paying Agent to collect payment of the Repurchase Price or Fundamental Change Repurchase Price;

(g) that Notes as to which a Repurchase Notice or Fundamental Change Repurchase Notice has been given may be converted only if the applicable Repurchase Notice or Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(h) that the Repurchase Price or Fundamental Change Repurchase Price for any Notes as to which a Repurchase Notice or a Fundamental Change Repurchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Repurchase Date or Fundamental Change Repurchase Date, as applicable, and the time of book-entry transfer or delivery of such Notes;

(i) the procedures the Holder must follow under Article VI or VII hereof, as applicable, and this Article VIII;

(j) briefly, the conversion rights of the Notes;

(k) that, unless the Company defaults in making payment of such Repurchase Price or Fundamental Change Repurchase Price on Notes covered by any Repurchase Notice or Fundamental Change Repurchase Notice, as applicable, interest and Liquidated Damages, if any, will cease to accrue on and after the Repurchase Date or Fundamental Change Repurchase Date, as applicable;

(l) the CUSIP or ISIN number of the Notes; and

(m) the procedures for withdrawing a Repurchase Notice or Fundamental Change Repurchase Notice.

In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in the City of New York or publish such information on the Company’s then existing website or through such other public medium as the Company may use at the time.

If any of the Notes is in the form of a Global Note, then the Company shall modify such Company Notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Notes.

At the Company’s request, made at least one Business Day prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name to the Holders; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

SECTION 8.2. Effect of Repurchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Company of a properly completed and executed Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 7.1 or Section 6.3, as applicable, the Holder of the Notes in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Fundamental Change Repurchase Price with respect to such Notes. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (i) the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 7.1 or Section 6.2, as applicable, have been satisfied) and (ii) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 7.1 or Section 6.4, as applicable. Notes in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent (with a copy to the Company) at any time prior to the close of business on the Business Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, to which it relates specifying:

(a) if the Notes are certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

(b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Notes which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

The Paying Agent shall promptly return to the respective Holders thereof any Notes with respect to which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture. If any of the Notes is in the form of a Global Note, the Company and the Trustee shall also modify the procedures for withdrawal to the extent necessary to accord with the procedures of the Depositary.

SECTION 8.3. Notes Repurchased in Part. Any Notes that are to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

SECTION 8.4. Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any offer to repurchase Notes under Article VI or Article VII hereof, the Company shall, to the extent required by applicable law, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) and any other rules relating to tender offers under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply in all material respects with all applicable federal and state securities laws so as to permit the rights and obligations under Article VI or Article VII to be exercised in the time and in the manner specified in Article VI or Article VII.

SECTION 8.5. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 13 of the Notes and Section 3.3 hereof, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Repurchase Price or Fundamental Change Repurchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 7.1(f) or 6.4, as applicable, exceeds the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then promptly on and after the Business Day immediately following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

ARTICLE IX

CONVERSION OF NOTES

SECTION 9.1. Right To Convert. Subject to and upon compliance with the provisions of this Article IX, a Holder may convert its Notes into shares of Common Stock at the applicable Conversion Rate (defined below) at any time during which the following conditions are met:

(a) on any Business Day during a calendar quarter (and only during that calendar quarter) prior to March 15, 2019, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter, is greater than 120% of the applicable Conversion Price;

(b) at any time after March 15, 2019, if the Closing Sale Price of the Common Stock is greater than 120% of the applicable Conversion Price;

(c) during the five consecutive Business Day period following any five consecutive Trading Day period in which the Trading Price for a Note for each day of that trading period was less than 98% of the Closing Sale Price of the Common Stock on such corresponding Trading Day multiplied by the applicable Conversion Rate; provided, however, that if, on the Trading Day immediately prior to the Conversion Date, the Closing Sale Price of the Common Stock is greater than 100% of the applicable Conversion Price but less than or equal to 120% of the applicable Conversion Price, a Note is surrendered for conversion and the Notes are not otherwise convertible, then Holders will receive, in lieu of Common Stock based on the Conversion Rate, cash, Common Stock or a combination of cash and Common Stock, at the Company’s option, with a value equal to 100% of the principal amount of the Note to be converted plus accrued and unpaid interest to but not including the Conversion Date (a “Principal Value Conversion”). If a Holder surrenders its Notes for a Principal Value Conversion pursuant to this Section 9.1(c), the Company will notify such Holder through the Conversion Agent whether the Company will pay such Holder all or a portion of the principal amount plus accrued and unpaid interest, if any, of such Notes in cash, Common Stock or a combination of cash and Common Stock and in what percentage or amount at any time on or before the date that is two Trading Days following the Conversion Date. Settlement (in cash and/or Common Stock) will occur on the third Business Day following the final day of the five consecutive Trading Day period beginning on the third Trading Day following the Conversion Date. Any Common Stock delivered upon a Principal Value Conversion in accordance with this Section 9.1(c) shall be valued at 100% of the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days commencing on the third Trading Day following the Conversion Date;

(d) during such period, if any, in which (i) the rating assigned by Moody’s to the Notes is at or below B3 or the rating assigned by Standard & Poor’s to the Notes is at or below B or the rating assigned by Fitch to the Notes is at or below B- or (ii) if the Notes are no longer rated by at least one of Moody’s, Standard & Poor’s or Fitch;

(e) in the event that the Company calls the Notes for redemption pursuant to Article V hereof, prior to the close of business on the Business Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time, provided that if the Company elects to redeem less than all the Notes, only those Notes called for redemption may be redeemed pursuant to this Section 9.1(e);

(f) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, in which case a Holder may surrender Notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

(g) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities (other than the Company’s special one-time cash dividend payable on May 17, 2004), which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Closing Sale Price of the Common Stock on the

Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights, options or warrants entitling them to purchase shares of Common Stock at less than the Current Market Price. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 days immediately prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date and the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that a Holder may not exercise this right to convert if the Holder is otherwise entitled to participate in the distribution without conversion. As used herein, the term “ex-dividend date” or “ex-date” when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to its buyer.

Upon the Company’s determination that Holders are or will be entitled to convert Notes into shares of Common Stock in accordance with the provisions of this Section 9.1, the Company will issue a press release through a public medium that is customary for such press releases or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the “Conversion Rate”) shall be that set forth in paragraph 10 in the Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 47.2210 shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount.

A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

SECTION 9.2. Determination of Satisfaction of Certain Conversion Triggers.

(a) The Conversion Agent shall, on the Company’s behalf, determine if the Notes are convertible in accordance with Sections 9.1(a) or 9.1(b) and shall notify the Company and the Trustee if the Notes become convertible; provided that the Company shall provide to the Conversion Agent, upon written request, the Closing Sale Price of the Common Stock. Prior to March 15, 2019, the Conversion Agent shall make such determination during the last 30 consecutive Trading Days ending on the last Trading Day of each calendar quarter. Beginning after March 15, 2019, the Conversion Agent shall make such determination on a daily basis.

(b) The Conversion Agent will, on behalf of the Company, determine if the Notes are convertible in accordance with Section 9.1(c) and notify the Company and the Trustee if the Notes become convertible; provided, however, that the Conversion Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing and the Company shall have no obligation to make such request unless requested in writing to do so by a Holder. Upon request by the Company to the Conversion Agent to determine the Trading Price, the Company shall instruct the Conversion Agent to determine the Trading Price of the Notes beginning on the next succeeding Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the applicable Conversion Rate.

SECTION 9.3. Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in this Section 9.3 and in paragraph 10 of the Notes. The date on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the Certificated Note, to the Conversion Agent, along with appropriate endorsements and transfer documents, and pays any transfer or similar tax, is the conversion date (the “Conversion Date”). Upon conversion, the Company may choose to deliver, in lieu of Common Stock, cash or a combination of cash and Common Stock as set forth in Section 9.18. In case the Company chooses to deliver only Common Stock upon conversion, as soon as practicable, but in no event later than the third Business Day following the date of such election by the Company, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion which shall be equal to (1) the aggregate original principal amount of the Notes to be converted divided by 1,000, multiplied by (2) the Conversion Rate, and cash in lieu of any fractional share determined pursuant to Section 9.4. In case the Company chooses to deliver cash or a combination of cash and Common Stock as set forth in Section 9.17, the Company shall deliver such cash or combination of cash and Common Stock as soon as practicable, but in no event later than the third Business Day following the Cash Settlement Averaging Period. The Person in whose name the certificate is registered shall only be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes were surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 9.7 or as otherwise provided in this Indenture.

Except as provided in this paragraph, a converting Holder of Notes shall not be entitled to receive any accrued and unpaid cash interest on any such Notes being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Section 9.3, any accrued and unpaid cash interest and Liquidated Damages, if any, on such Notes will be deemed to have been paid in full. If any Conversion Date occurs subsequent to the Regular Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Notes at the close of business New York City time on any Regular Record Date shall receive the cash interest and Liquidated Damages, if any, payable on such Note on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business New York City time on any Regular Record Date to but excluding such Interest Payment Date (except in the case of Notes which have been called for redemption on a Redemption Date within such period) shall be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, of an amount equal to the interest payable on such Interest Payment Date on the Notes being surrendered for conversion; provided, however, if the Company elects to redeem Notes on a date that is on or after the Regular Record Date but on or prior to the corresponding Interest Payment Date, and such Holder elects to convert those Notes, the Holder will not be required to pay the Company, at the time that Holder surrenders those Notes for conversion, the amount of cash interest and Liquidated Damages, if any, such Holder will receive on the Interest Payment Date. Upon conversion of Notes, that portion of accrued but unpaid cash interest, if any, and Liquidated Damages, if any, with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or cash or a combination of cash and Common Stock in exchange for the Notes being converted pursuant to the provisions hereof, and the cash or the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for cash interest accrued and unpaid and Liquidated Damages, if any, through the Conversion Date and the balance, if any, of such cash or the Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. The Company will not adjust the Conversion Rate to account for accrued cash interest on any Note.

If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

If the last day on which Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

Holders that have already delivered a Repurchase Notice or a Fundamental Change Repurchase Notice with respect to a Note, may not surrender such Note for conversion until the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in accordance with the procedures set forth in Section 8.2.

SECTION 9.4. Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead, if the Company chooses to otherwise deliver only Common Stock, the Company shall deliver cash in lieu of fractional shares of Common Stock, based on the Closing Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date. If the Company chooses to deliver a combination of cash and Common Stock pursuant to Section 9.17, the Company shall deliver cash in lieu of Fractional Shares of Common Stock based on the Closing Sale Price of a full share of the Common Stock on the last Trading Day of the Cash Settlement Averaging Period (and rounding to the nearest whole cent.)

SECTION 9.5. Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude the withholding of any tax required by law or regulations.

SECTION 9.6. Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim placed thereon by the Company.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 9.7. Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, as follows:

(a) In case the Company shall (i) pay a dividend, or make a distribution on its Common Stock, payable exclusively in shares of Common Stock or other Capital Stock of the Company; (ii) subdivide or split its outstanding Common Stock into a greater number of shares; (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of the shares of Common Stock any shares of the Company’s Capital Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 9.7(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and/or Capital Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 9.7(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be immediately readjusted, effective as of the date the Board of Directors determines not to pursue such action, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any subdivision or split, combination or reclassification or issuance of the type described in clauses (ii) through (iv) of this Section 9.7(a) is not so made, the Conversion Rate shall again be immediately readjusted, effective as of the date the Board of Directors determines not to pursue such action, to the Conversion Rate that would then be in effect if such subdivision or split, combination or reclassification or issuance had not been declared.

(b) In case the Company at any time or from time to time after the issuance of the Notes shall issue rights or warrants to all or substantially all holders of the Common Stock entitling them to purchase Common Stock for a period of 60 days from the date of issuance of such rights or warrants at a price per share less (or having a conversion price per share less) than the Current Market Price per share of Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants (prior to any adjustment in accordance with this Section 9.7(b)) by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price per share of Common Stock on the earlier of such record date and the Trading Day immediately preceding the ex date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall immediately be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be immediately readjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall, by dividend or in a merger, amalgamation or consolidation or otherwise, distribute to all or substantially all holders of Common Stock any evidences of Indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 9.7(a) or 9.7(b) hereof, (ii) any dividend or distribution paid exclusively in cash referred to in Section 9.7(d), 9.7(f) or 9.7(g) hereof or (iii) any dividend or distribution that constitutes a

Spin-Off which is covered by Section 9.7(e) hereof), or rights or warrants to purchase any of its securities (including the distribution of rights to all holders of Common Stock pursuant to a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan but excluding those rights or warrants referred to in Section 9.7(b)) (any of the foregoing hereinafter in this Section 9.7(c) called the “Distributed Assets”), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the day prior to the ex-dividend date of such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock and (B) the denominator shall be (1) the Current Market Price per share of the Common Stock less (2) the Fair Market Value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value, and described in a certificate filed with the Trustee and the Paying Agent) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution; provided, however, that, if (i) the Fair Market Value of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock is greater than the Fair Market Value per share of such Distributed Assets by less than $1.00, then, in lieu of the adjustment provided in this Section 9.7(c), adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of stockholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

(d) In case the Company shall make any distributions, by dividend or otherwise, consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the day prior to the ex-dividend date of such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock and (B) the denominator shall be (1) the Current Market Price per share of Common Stock minus (2) the amount per share of such distributions (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock); provided, however, that if (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion, such dividend or distribution such Holder would have received had such Holder converted each Note immediately prior to the record date for the determination of stockholders entitled to receive the distribution. The new Conversion Rate shall take effect immediately after the record date fixed for determination of the Stockholders entitled to receive such distribution.

(e) In the event that the Company makes any distribution to all holders of Common Stock that constitutes a Spin-Off, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be the Spin-Off Market Price per share of the Common Stock on such record date plus the Spin-Off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date applicable to each share of Common Stock and (ii) the denominator shall be the Spin-Off Market Price per share of the Common Stock. The adjustment to the Conversion Rate set forth in this Section 9.7(e) will occur at the earlier of (1) the 10th Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off; provided, however, that, if (i) the Spin-Off Market Price per Equity Interest of the Subsidiary so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock is greater than the Spin-Off Market price per Equity Interest of the Subsidiary by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion, such distribution such Holder would have received had such Holder converted each Note immediately prior to the record date for the determination of stockholders entitled to receive the distribution.

(f) In case a tender or exchange offer made by the Company or any Subsidiary shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in good faith by the Company’s Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (a) the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and (b) the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again immediately be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) In the event that the Company or any Subsidiary makes any payment in cash to repurchase Common Stocks, the consideration for which exceeded the average Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the last date of such repurchase (such excess amount, the “Repurchase Premium”), and such repurchase (together with any other repurchases of Common Stock by the Company or any Subsidiary concluded within 12 months of such repurchase, the consideration for which involved a Repurchase Premium) resulted in the payment by the Company or any Subsidiary of an aggregate consideration exceeding an amount equal to 10% of the Company’s Market Capitalization, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate by a fraction,

(i) the numerator of which shall be the 9.7(g) Current Market Price, and

(ii) the denominator of which shall be (A) the 9.7(g) Current Market Price, minus (B) the quotient of (x) aggregate amount of all of the Repurchase Premium paid in connection with all such repurchases and (u) the number of share of Common Stock outstanding on the next day succeeding the date of the repurchase triggering the adjustment in this Section 9.7(g), as determined by the Board of Directors;

provided, however, that no adjustment to the Conversion Rate shall be made to the extent the Conversion Rate is not increased as per the calculations specified in this Section 9.7(g), and provided further, that repurchase transactions by the Company or its agents that are conducted in conformity with Rule 10b-18 under the Exchange Act shall not be included in any adjustments to the Conversion Rate specified in this Section 9.7(g).

(h) Upon conversion of the Notes, the Holders shall receive, if they receive shares of Common Stock, in addition to the Common Stock issuable upon such conversion, the rights issued under any shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the rights plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 9.7 shall be made in connection with such shareholder rights plans.

(i) For purposes of this Section 9.7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 9.8. Calculation Methodology. Except as stated in this Article IX, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action with respect to any such class of Capital Stock as is contemplated by this Article IX with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article IX. All calculations under Article VIII, Section 9.7 and this Section 9.8 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

SECTION 9.9. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

(a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan;

(b) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (ii) above and outstanding as of the date of this Indenture;

(d) for a change in the par value of the Common Stock; or

(e) for accrued and unpaid interest (including Liquidated Damages) owed, if any.

To the extent the Notes become convertible into cash, assets, or property (other than Capital Stock of the Company or securities to which Section 9.14 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

No adjustment need be made for a transaction referred to in Sections 9.7(b), (c) or (e) if Holders of the Notes may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

SECTION 9.10. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly disseminate a press release which shall contain the adjusted Conversion Rate and other relevant information through a public medium that is customary for such press releases. In addition, the Company shall mail, or cause to be mailed, by first class mail to Holders in accordance with Section 15.2 a notice of the adjustment. The Company shall also file with the Trustee and the Conversion Agent a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct.

SECTION 9.11. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 9.7, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

SECTION 9.12. Notice to Holders Prior to Certain Actions. In case:

(a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.7;

(b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Conversion Agent and shall cause to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 15 days (10 days in the case of (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 9.13. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance assuming such holder of Common stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 9.13 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 9.13 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

If this Section 9.13 applies to any event or occurrence, Section 9.7 shall not apply.

SECTION 9.14. Responsibility of Trustee. Except as specifically required in Section 9.2 herein, the Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and, subject to Sections 11.1 and 11.2 hereof and the provisions of this Article IX, shall be protected in relying upon an Officers’ Certificate with respect to the same. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained herein.

SECTION 9.15. Successive Adjustments. After an adjustment to the Conversion Rate under Section 9.7, any subsequent event requiring an adjustment under Section 9.7 shall cause an adjustment to the Conversion Rate as so adjusted.

SECTION 9.16. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article IX, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Article IX and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

SECTION 9.17. Payment of Cash in Lieu of Common Stock. If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 9.1 and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note as set forth in Section 9.3, the Company may choose to satisfy all or any portion of its conversion obligation with respect to a Note (the “Conversion Obligation”) in cash or a combination of cash and Common Stock. Upon such election, the Company will notify such Holder through the Conversion Agent of the Company’s election to pay cash in lieu of delivery of some or all of the shares of Common Stock and the dollar amount per Note to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date unless the Company has previously informed Holders of its election in connection with a redemption of the Notes in accordance with Section 5.1 of this Indenture. Settlement amounts will be computed as follows:

(a) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of: (1) a number equal to (x) the aggregate original principal amount of Notes to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and (2) the average Closing Sale Price of the Common Stock during the 20 Trading Day period beginning on the third Trading Day after the Conversion Date (the “Cash Settlement Averaging Period”); and

(b) if the Company elects to satisfy a fixed amount (but not all) of the Conversion Obligation per $1,000 principal amount of Notes in cash, the Company will deliver to such Holder

(1) such fixed cash amount per $1,000 principal amount Notes to be converted (the “Cash Amount”); and

(2) a number of shares of Common Stock per $1,000 principal amount of Notes equal to the sum, for each Trading Day of the Cash Settlement Averaging Period, of the greater of

(i) zero and

(ii) a number of Common Stock equal to a fraction:

(A) the numerator of which equals the (x) the product of the Closing Sale Price of the Common Stock on such Trading Day multiplied by the Conversion Rate minus (y) the Cash Amount; and

(B) the denominator of which equals the product of the Closing Sale Price of Common Stock on such Trading day multiplied by the number of Trading Days in the Cash Settlement Averaging Period;

provided, however, that the Company will pay cash in lieu of fractional shares of Common Stock in accordance with Section 9.4.

ARTICLE X

DEFAULTS AND REMEDIES

SECTION 10.1. Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest and Liquidated Damages, if any, due and payable on the Notes, continued for 30 days or more; or

(b) default in payment of all or any part of principal of the Notes at the Maturity Date, upon redemption or repurchase or following a Fundamental Change when the same becomes due and payable; or

(c) default in the performance of or breach of any other covenant or warranty of the Company contained in the Notes, any Guarantee or this Indenture (other than a default specified in (a) or (b) above) that continues for a period of 60 days after written notice of such failure requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

(d) acceleration of any Indebtedness, having an aggregate minimum principal amount of $50 million, for money borrowed by the Company or a Subsidiary under the terms of the instrument under which such Indebtedness is issued or secured, if such acceleration is not discharged within 10 days after written notice of such acceleration; or

(e) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Section 12.4 hereof) and such condition shall have continued for a period of 30 days after written notice of such condition requiring the same to be remedied and stating that such notice is a “Notice of Default” hereunder shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

(f) the Company or any Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the making of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) files an answer or consent seeking reorganization or relief;

(vi) admits in writing its inability to pay its debts generally; or

(vii) consents to the filing of a petition in bankruptcy; or

(g) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days;

(h) a Custodian shall be appointed out of court with respect to the Company or any Subsidiary or with respect to all or any substantial part of the assets or properties of the Company or any Subsidiary;

(i) default on the part of the Company in its obligation to convert the Notes upon exercise of a Holder’s conversion right in accordance with the terms of the Notes and Article IX hereof and such conversion Default is not cured or such conversion is not rescinded within five days after written notice of Default is given by registered mail to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note;

(j) default on the part of the Company in its obligation give notice to Holders of their right to require the Company to repurchase Notes following the occurrence of a Fundamental Change within the time required to give such notice; or

(k) default in the payment of principal, interest or premium when due under any Indebtedness, having an aggregate minimum principal amount of $50 million, by the Company or any Subsidiaries under the terms of the instrument under which such Indebtedness is issued or secured, if such default continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto.

If an Event of Default with respect to the Notes then outstanding occurs and is continuing (other than an Event of Default specified in Section 10.1(f), Section 10.1(g) or Section 10.01(h)), then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of all the Notes and the interest accrued thereon and Liquidated Damages, if any, thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or any Guarantor shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest and Liquidated Damages, if any, upon all of the Notes and the principal of any and all Notes, which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and shall pay the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all Defaults under this Indenture, other than the nonpayment of principal of and accrued interest, if any, and Liquidated Damages, if any, on the Notes, which shall have become due solely by reason of the acceleration, shall have been cured or shall have been waived in accordance with this Indenture, then and in every such case the declaration of acceleration shall be automatically annulled and rescinded; but no such rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in Section 10.1(f), Section 10.1(g) or Section 10.01(h) occurs, all unpaid principal and accrued interest and Liquidated Damages, if any, on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

In determining whether the Holders of the requisite aggregate principal amount of the Notes outstanding have given any request, demand, authorization or consent under this Indenture, the principal amount of Notes that will be deemed to be outstanding will be the amount of the principal of the Notes that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity of the Notes.

SECTION 10.2. Payment of Notes on Default; Suit Therefor. The Company covenants that (a) if a Default shall be made in the payment of any installment of interest upon the Notes then outstanding as and when the same shall become due and payable, and such Default shall have continued for a period of 30 days, or (b) if a Default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable costs and expenses of the Trustee, its agents, attorneys and counsel and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, wherever situated, the moneys adjudged or decreed to be payable.

If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any Guarantor under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Company or any Guarantor, or in the case of any other similar judicial proceedings relative to the Company or each Guarantor, or to the creditors or property of the Company, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 10.2, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company, each Guarantor, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its reasonable expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it pursuant to Section 11.7 hereof for reasonable expenses. To the extent that such payment of reasonable expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, under any of the Notes, or under the Note Guarantee, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 10.3. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 10.2 with respect to the Notes then outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due to the Trustee pursuant to Section 11.7 except as a result of its negligence or bad faith;

SECOND: If the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest and Liquidated Damages, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest and Liquidated Damages, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

THIRD: If the principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest and Liquidated Damages, if any, without preference or priority of principal over interest and Liquidated Damages or of interest and Liquidated Damages over principal, or of any installment of interest and Liquidated Damages over any other installment of interest and Liquidated Damages, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of any surplus then remaining to the Company, its successors or assigns, or as a court of competent jurisdiction shall direct in writing.

SECTION 10.4. Proceedings by Holders. No Holder of any Notes then outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Notes or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (iii) the Trustee, after its receipt of such notice, shall have neglected or refused to institute any such action, suit or proceeding for 60 days, and (iv) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture, of the Notes or of the Note Guarantees to affect, disturb or prejudice the rights of any other Holder of such Notes or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture, the Notes or the Note Guarantees, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

Notwithstanding any other provisions in this Indenture, the right of any Holder of any Note to receive payment of the principal of and interest, if any, and Liquidated Damages, if any, on such Note, on or after the respective due dates expressed in this Indenture and such Note, to institute suit for the enforcement of any such payment or any right to convert on or after such respective dates or to convert its Notes in accordance with the Indenture is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

SECTION 10.5. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 10.6. Remedies Cumulative and Continuing. All powers and remedies given by this Article X to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 10.4, every power and remedy given by this Article X or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders, respectively.

SECTION 10.7. Direction of Proceedings; Waiver of Defaults by Majority of Holders. Subject to Sections 10.4 and 14.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 11.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or is in conflict with this Indenture or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to the rights of the other Holders of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences (including acceleration and any related payment Default from such acceleration) except a Default in the payment of interest and Liquidated Damages, if any, on, or the principal of, the Notes or a Default in the compliance with any provision hereunder that cannot be amended or supplemented pursuant to Article XIV without the consent of each Holder of Notes affected. For the avoidance of doubt, nothing in this Section 10.7 shall affect the annulment and rescission of acceleration under Section 10.1. Upon any such waiver the Company, the Guarantors, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 10.7, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

SECTION 10.8. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a Default or Event of Default, with respect to the Notes then outstanding, mail to all Holders of the Notes, as the names and the addresses of such Holders appear upon the Note Register, notice of all defaults known to the Trustee with respect to the Notes, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purpose of this Section 10.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) of Section 10.1, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (c), but in the case of any default of the character specified in said clause (c) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (c)); provided, however, that, except in the case of default in the payment of the principal of or interest or Liquidated Damages, if any, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers or both of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

SECTION 10.9. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 10.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holders for the enforcement of the payment of the principal of or interest, if any, on any Note against the Company on or after the due date thereto expressed in such Note.

ARTICLE XI

TRUSTEE

SECTION 11.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, to the extent permitted by the TIA, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, directions, notices or opinions furnished to the Trustee. However, in the case of any such certificates, directions, notices or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.4.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.1 and to the provisions of the TIA.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 11.2. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel appointed with due care with respect to legal matters relating to this Indenture, the Notes and the Note Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except, (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 10.1(a), 10.1(b) or 10.1(i) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. The term “actual knowledge” shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

(h) Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 11.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 11.10 and 11.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign as Trustee hereunder.

SECTION 11.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company’s use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

SECTION 11.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of registered Holders.

SECTION 11.6. Reports by Trustee to Holders. As promptly as practicable after each March 15 beginning with the March 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such March 15 that complies with TIA § 313(a), if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 11.7. Compensation and Indemnity. The Company and each Guarantor covenant and agree: (a) to pay to the Trustee from time to time, and the Trustee shall be entitled to such compensation for all services rendered by it hereunder as shall be agreed by the Company and the Trustee in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (b) to reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, fees, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, fees, and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and (c) to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense, including taxes, if any (other than taxes based upon, determined by or measured by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 11.7. The obligations of the Company and each Guarantor under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, fees, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee or the termination of this Indenture. To secure the obligations of the Company and of each Guarantor to the Trustee under this Section 11.7, the Trustee shall have a prior Lien upon all property and funds held or collected by the Trustee as such, except funds and property paid by the Company or any Guarantor and held in trust for the benefit of the Holders of particular Notes.

SECTION 11.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and the Company may appoint a successor Trustee. The Company shall remove the Trustee if:

(i) the Trustee fails to comply with Section 11.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 11.7.

If the Company has not appointed a successor Trustee within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 11.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 11.8, the Company’s obligations under Section 11.7 shall continue for the benefit of the retiring Trustee.

SECTION 11.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 11.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Sections 310(a)(1) and (2) and which shall have a combined capital and surplus of at least $100,000,000, and have a Corporate Trust Office in the Borough of Manhattan in The City of New York, State of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 11.11. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE XII

GUARANTEE OF NOTES

SECTION 12.1. Unconditional Guarantee.

Each Guarantor hereby jointly and severally fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantor to the Holders and Liquidated Damages, if any of the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any and interest on the Notes will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Indenture Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article XII, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article X hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article X hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Note Guarantor for the purpose of this Guarantee.

SECTION 12.2. Execution and Delivery of Note Guarantee.

To further evidence the Note Guarantee set forth in Section 12.1, each Guarantor hereby agrees that a notation of such Note Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an Officer of each Guarantor.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 12.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 12.3. Additional Guarantors. Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

SECTION 12.4. Release of a Guarantor. (a) Upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of all of the Capital Stock of a Guarantor or all, or substantially all, the assets of such Guarantor pursuant to a transaction complying with the terms of this Indenture, to any Person that is not an Affiliate of the Company, and which sale or other disposition is otherwise in compliance with the terms of this Indenture or (b) at the request of the Company, in the event that the lenders under the Credit Facility unconditionally release such Guarantor from its guarantee obligations under such Credit Facility, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article XII without any further action required on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section. Any Guarantor not so released will remain liable for the full amount of principal of, premium, if any, and interest on the Notes as provided in this Article XII.

SECTION 12.5. Waiver of Subrogation. Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Guarantor’s obligations under this Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied to the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.5 is knowingly made in contemplation of such benefits.

SECTION 12.6. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc. of Guarantors. Upon any payment or distribution of assets of any Guarantor referred to in this Article XII, the Trustee, subject to the provisions of Section 11.1, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII; provided, however, that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article XII.

SECTION 12.7. Article XII Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee.

SECTION 12.8. No Suspension of Remedies. Nothing contained in this Article XII shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article X or to pursue any rights or remedies hereunder or under applicable law.

SECTION 12.9. Limitation of Subsidiary Guarantor’s Liability. Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Note Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Article XII, will result in the obligations of such Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 12.10. Contribution from Other Guarantors. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 12.11. Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 12.12. No Obligation To Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.

SECTION 12.13. Dealing with the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:

(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d) accept compromises or arrangements from the Company;

(e) apply all monies at any time received from the Company or from any security upon such part of the Indenture Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

ARTICLE XIII

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 13.1. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest and Liquidated Damages, if any, on all the Notes outstanding (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. The Company and each of the Guarantors, jointly and severally, agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.

If at any time the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause (ii), (i) all of the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) (a) the Company or any of the Guarantors shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in an amount (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 13.4) or U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash or securities sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest, if any, on all of the Notes on each date that such principal or interest, if any, is due and payable in accordance with the terms of this Indenture and the Notes, and (b) the Company or any of the Guarantors has paid or caused to be paid all other sums payable hereunder by the Company; then the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness on all the Notes and the related Note Guarantees on the date of the deposit referred to in this clause (ii), and the provisions of this Indenture with respect to the Notes and the Note Guarantees shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, (vi) rights of Holders of Notes to convert the Notes pursuant to Article IX and (vii) the obligations of the Company under Section 3.3 with respect to the Notes), and the Trustee, on demand of the Company or any Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Company or any Guarantor, shall execute proper instruments acknowledging such satisfaction and discharging such Indebtedness.

SECTION 13.2. Application by Trustee of Funds Deposited for Payment of Notes. All moneys deposited with the Trustee or any Paying Agent shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the Holders of the Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

SECTION 13.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 13.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company and the Guarantors for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note register notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 13.5. Indemnity for U.S. Government Obligations. The Company and each of the Guarantor, jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.1 or the principal or interest received in respect of such obligations.

ARTICLE XIV

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 14.1. Without Consent of Holders. Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution of the Company and each Guarantor, and the Trustee, at any time and from time to time, may amend, waive, modify or supplement this Indenture or the Notes or the Note Guarantees for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture and the Notes;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) to secure the Notes or to provide guarantees of the Notes;

(e) to comply with any requirements to effect or maintain the qualification of this Indenture under the TIA;

(f) to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under this Indenture;

(g) to add a Guarantor pursuant to the requirements of Section 3.15 hereof or otherwise;

(h) to add Events of Default with respect to the Notes;

(i) to make any change that does not adversely affect any outstanding Notes in any material respect; or

(j) to evidence and provide for the acceptance of the appointment of a successor Trustee hereunder.

SECTION 14.2. With Consent of Holders. With the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes delivered to the Company, each Guarantor and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by a Board Resolution, together with the Trustee, may amend, waive, modify or supplement any other provision of this Indenture or the Notes or the Note Guarantees; provided, however, that no such amendment, waiver, modification or supplement may, without the written consent of the Holder of each Outstanding Note affected thereby:

(a) reduce the rate of accrual of interest or Liquidated Damages or modify the method for calculating interest or Liquidated Damages or change the time for payment of interest or Liquidated Damages on the Notes;

(b) modify the provisions with respect to a Holder’s rights upon a Fundamental Change in a manner adverse to the Holders of the Notes, including the Company’s obligations to repurchase the Notes following a Fundamental Change;

(c) reduce the principal amount of Notes or change their Stated Maturity;

(d) reduce the Redemption Price or Repurchase Price of the Notes or change the time at which the Notes may or must be redeemed or repurchased;

(e) make payments on the Notes payable in currency other than as originally stated in the Notes;

(f) impair the Holder’s right to institute suit for the enforcement of any payment on the Notes;

(g) make any change in the percentage of principal amount of Notes necessary to waive compliance with provisions of this Indenture or to make any change to this Section 14.2 or Section 14.3;

(h) waive a Default or Event of Default in the payment of principal of premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(i) adversely affect the conversion or repurchase provisions of the Notes;

(j) modify the ranking or priority of any Note or the Note Guarantee in respect thereof of any Guarantor in any manner adverse to the Holders of the Notes; or

(k) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture otherwise than in accordance with this Indenture.

Upon the written request of the Company and each Guarantor accompanied by a copy of a Board Resolution of the Board of Directors of each of them authorizing the execution of any such supplemental indenture or other agreement, instrument or waiver, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or other agreement, instrument or waiver.

It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed supplemental indenture or other agreement, instrument or waiver, but it shall be sufficient if such act shall approve the substance thereof.

SECTION 14.3. Execution of Supplemental Indentures, Agreements and Waivers. In executing, any supplemental indenture, agreement, instrument or waiver permitted by this Article XIV or the modifications thereby of the Indenture, the Trustee shall be entitled to receive, and (subject to Section 11.1 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate from each obligor under the Notes entering into such supplemental indenture, agreement, instrument or waiver, each stating that the execution of such supplemental indenture, agreement, instrument or waiver (a) is authorized or permitted by this Indenture and (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Subsidiary of the Company. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement, instrument or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture, the Notes, any Note Guarantee or otherwise.

SECTION 14.4. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XIV, this Indenture, the Notes, if applicable, and/or the applicable Note Guarantee shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture, the Notes, if applicable, and/or the applicable Note Guarantee, as the case may be, for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 14.5. Compliance with Trust Indenture Act. Every supplemental indenture or amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 14.6. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee upon a Company Order in exchange for Outstanding Notes.

SECTION 14.7. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 14.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

SECTION 14.8. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 15.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company or any Guarantor:

Saks Incorporated

750 Lakeshore Parkway,

Birmingham, Alabama 35211,

Attention: Charles J. Hansen

Facsimile No.: (205) 940-4468

With copies to:

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Attention: Mark F. McElreath

Facsimile No.: (212) 210-9444

If to the Trustee:

The Bank of New York Trust Company, N.A.

505 North 20th Street

Suite 950

Birmingham, Alabama 35203

Facsimile No.: (205) 328-7169

The Company and the Guarantors on one hand or the Trustee on the other hand by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed. Notices shall be deemed to have been given as of the date of mailing.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 15.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with TIA § 312(b). The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 15.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or the Guarantor, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officers’ Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers’ Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

SECTION 15.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (except for certificates provided for in Section 4.1(c)) shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or such other certificates of Officer(s) as it may deem appropriate and on certificates of public officials.

SECTION 15.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 15.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 15.8. Governing Law. This Indenture, the Notes and the Note Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 15.9. No Recourse Against Others. No recourse for the payment of the principal of, or interest (including Liquidated Damages, if any) on any Note and no recourse under or upon any obligation, covenant, agreement of the Company or of a Guarantor in this Indenture, the Notes, the Guarantees or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of this Indenture and the issue of the Notes.

SECTION 15.10. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 15.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 15.12. Variable Provisions. The Company and the Guarantors initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

SECTION 15.13. Qualification of Indenture. The Company and the Guarantors shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Saks Incorporated

By	/s/ C. Wes Burton, Jr.
Name:	C. Wes Burton, Jr.
Title:	Vice President-Treasurer

Carson Pirie Holdings, Inc.
Herberger’s Department Stores, LLC
Jackson Leasing LLC
McRae’s of Alabama, Inc.
McRae’s Stores Services, Inc.
McRae’s, Inc.
McRIL, LLC
New York City Saks, LLC
NorthPark Fixtures, Inc.
Parisian, Inc.
Saks Direct, Inc.
Saks Distribution Centers, Inc.
Saks Fifth Avenue Distribution Company
Saks Fifth Avenue of Texas, Inc.
Saks Fifth Avenue Texas, L.P.
Saks Fifth Avenue, Inc.
Saks Holdings, Inc.
Saks Wholesalers, Inc.
SCCA Store Holdings, Inc.
SCIL Store Holdings, Inc.
SCIL, LLC
SFAILA, LLC
Tex SFA, Inc.

By	/s/ Charles J. Hansen
Name:	Charles J. Hansen
Title:	Executive Vice President

Merchandise Credit, LLC
Saks & Company

By	/s/ Charles J. Hansen
Name:	Charles J. Hansen
Title:	Senior Vice President

SCCA, LLC

By	/s/ Charles J. Hansen
Name:	Charles J. Hansen
Title:	President

PMIN General Partnership

By:	Parisian, Inc., its Managing Partner

By:	/s/ Charles J. Hansen
Name:	Charles J. Hansen
Title:	Executive Vice President

McRae’s Stores Partnership

By:	McRae’s, Inc., its Managing Partner

By:	/s/ Charles J. Hansen
Name:	Charles J. Hansen
Title:	Executive Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Frederick A. Schaal
Name:	Frederick A. Schaal
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DEPOSITARY”), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [ ]	Principal Amount $[ ],
as revised by the Schedule of Increases and Decreases in the Global Note attached hereto

CUSIP NO. 79377WAK4

Saks Incorporated

2.00% Convertible Senior Notes due March 15, 2024

Saks Incorporated, a Tennessee corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[            ] Dollars, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on March 15, 2024.

Interest Payment Dates: March 15 and September 15.

Regular Record Dates: March 1 and September 1.

Additional provisions of this Note are set forth on the other side of this Note.

SAKS INCORPORATED

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

The Bank of New York Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

2.00% Convertible Senior Notes due March 15, 2024

1.	Interest

Saks Incorporated, a Tennessee corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from March 23, 2004. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes, which interest shall be payable upon demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Guarantees.

This Note is initially entitled to the benefits of the certain senior Guarantees of the Guarantors and may thereafter be entitled to certain other senior Guarantees made for the benefit of the Holders. Reference is hereby made to Article XII of the Indenture and to the Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

3.	Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 15 and September 15 to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Definitive Note (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company’s option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register or, with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

4.	Paying Agent, Conversion Agent and Registrar

Initially, The Bank of New York Trust Company, N.A. (“Trustee”) will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

5.	Indenture

The Company issued the Notes under an Indenture dated as of March 23, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect from time to time (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior unsecured obligations of the Company limited to $230,000,000 aggregate principal amount.

6.	Redemption at the Option of the Company

No sinking fund is provided for the Notes. The Notes are redeemable for cash in whole, or in part, at any time on or after March 20, 2011 at the option of the Company at a redemption price (“Redemption Price”) equal to the following percentage of the principal amount of the Notes, plus any accrued and unpaid interest (including Liquidated Damages, if any) to, but not including, the Redemption Date:

Beginning March 21, 2011 through March 14, 2012: 100.6% of the principal amount;

Beginning March 15, 2012 through March 14, 2013: 100.4% of the principal amount;

Beginning March 15, 2013 through February 14, 2014: 100.2% of the principal amount; and

On or after February 15, 2014: 100% of the principal amount.

7.	Notice of Redemption at the Option of the Company

Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the

Redemption Date, interest (including Liquidated Damages, if any), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8.	Repurchase by the Company at the Option of the Holder

Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on March 15, 2014 and March 15, 2019 (each, a “Repurchase Date”) at a purchase price (the “Repurchase Price”) equal to 100.25% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to but not including such Repurchase Date for the repurchase occurring on March 15, 2014 and at 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest and Liquidated Damages, if any, to but not including such Repurchase Date for the repurchase occurring on March 15, 2019, upon delivery of a Repurchase Notice containing the information set forth in the Indenture from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately prior to such Repurchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Repurchase Price in cash with respect each Repurchase Date.

Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

9.	Repurchase at the Option of the Holder Upon a Fundamental Change

If a Fundamental Change shall occur, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is no less than 20 days and no more than 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Repurchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including and Liquidated Damages, if any) to but not including the Fundamental Change Repurchase Date, which Fundamental Change Repurchase Price shall be paid in cash.

Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

10.	Conversion

Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock on or before the close of business on March 15, 2024 during the periods and upon satisfaction of the conditions set forth in the Indenture.

Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article VI or VII of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 47.2210 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company may, at its option, deliver in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock.

To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

11.	Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes (A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so redeemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

12.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.	Unclaimed Money

If money for the payment of the principal of, or interest on the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.	Amendment, Waiver

The Indenture permits, with certain exceptions as provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

15.	Defaulted Interest

Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.12 of the Indenture.

16.	No Recourse Against Others

No recourse for the payment of the principal of or interest (or including Liquidated Damages, if any) on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, this Note or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of the Indenture and the issue of this Note.

17.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state, without regard to principles of conflicts of law.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

Saks Incorporated

750 Lakeshore Parkway

Birmingham, Alabama 35211

Attention: Charles J. Hansen

Facsimile No.: (205) 940-4468

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1.	☐	acquired for the undersigned’s own account, without transfer; or

2.	☐	transferred to the Company; or

3.	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

4.	☐	transferred pursuant to an effective registration statement under the Securities Act; or

5.	☐	transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture).

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided,

however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE: To be executed by an executive officer

[INSERT NAME OF ASSIGNOR]

By:
Name:
Title:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 7.1 or Article VI of the Indenture, check the box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 7.1 or Article VI of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000): $                    .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF SECURITIES

Re:	2.00% Convertible Senior Notes due March 15, 2024 of Saks Incorporated (the “Company”).

This Certificate relates to $                     principal amount of Notes held in *             book-entry or *             definitive form by                      (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of March 23, 2004 (as amended or supplemented to date, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

☐ Such Note is being acquired for the Transferor’s own account without transfer.

☐ Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

*	Fill in blank or check appropriate box, as applicable.

The Transferor represents that the transferee has been made aware that the sale to it is being made in reliance on Rule 144A and the transferee is deemed to have acknowledged that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transfereor is relying upon its foregoing representation in order to claim the exemption from registration provided by Rule 144A.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:

☐

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$
If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Signature(s) guaranteed by:
(Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OF RESTRICTED COMMON STOCK

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

Re:	Saks Incorporated 2.00% Convertible Senior Notes Due March 15, 2024 (the “Notes”)

Reference is hereby made to the Indenture dated as of March 8, 2004 between the Company and the Trustee (collectively, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to                  shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred and do not require registration under the Securities Act (as defined below) because:

CHECK ONE BOX BELOW:

☐ Such Common Stock is being acquired for the Transferor’s own account without transfer.

☐ Such Common Stock is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐ Such Common Stock is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

B-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

[Name of Transferor],

By:
Name:
Title:

Dated:

B-2

EXHIBIT C

FORM OF NOTE GUARANTEE

For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article XII of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article XII of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of March 23, 2004, by and among Saks Incorporated, the undersigned and The Bank of New York Trust Company, N.A., as Trustee, as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

THIS NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS NOTE GUARANTEE.

This Note Guarantee is subject to release upon the terms set forth in the Indenture.

C-1

IN WITNESS WHEREOF, the undersigned Guarantor has caused this Note Guarantee to be duly executed.

Dated:

[NAME OF GUARANTOR]

By:
Name:
Title:

C-2